Exhibit 99.1

MySize Regains Full Compliance with All NASDAQ Listing Standards

Airport City, Israel, January 25 2018: My Size, Inc. (the “Company” or “My Size”) (NASDAQ: MYSZ; TASE: MYSZ), the developer and creator of smartphone measurement applications, announced today it has received two letters from The Nasdaq Stock Market indicating that it has regained compliance with the minimum bid price rule and the market value of listed securities rule. Nasdaq further indicated that, based on My Size’s full compliance, the Company’s stock will continue to be listed and trade on The Nasdaq Stock Market.

“We are very pleased to be in full compliance with Nasdaq’s listing requirements. We remain committed to continuing to develop innovative smartphone based measurement technologies which can significantly improve the online and physical retail shopping experience and to delivering long-term value to our shareholders” said My Size CEO, Ronen Luzon.

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About My Size, Inc.

My Size, Inc. (TASE: MYSZ) (NASDAQ: MYSZ) has developed a unique measurement technology based on sophisticated algorithms and cutting edge technology with broad applications including the apparel, e-commerce, DIY, shipping and parcel delivery industries.  This proprietary technology is driven by several algorithms which are able to calculate and record measurements in a variety of novel ways. To learn more about My Size, please visit our website. www.mysizeid.com. Follow us on Facebook, LinkedIn and Twitter.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words "could," "believe," "anticipate," "intend," "estimate," "expect," "may," "continue," "predict," "potential," "project" and similar expressions that are intended to identify forward-looking statements.  All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved.  Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections.  Known material factors that could cause actual results to differ materially from those in the forward-looking statements include: an active trading market for our common stock may not develop on NASDAQ; the trading price for our common stock may fluctuate significantly; and the Company will continue to be a "controlled company," as defined under NASDAQ rules, and the interests of our controlling stockholder may differ from those of our public stockholders.  Forward-looking statements also are affected by the risk factors described in the Company's filings with the U.S. Securities and Exchange Commission.  Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Press Contact:

Eran Yoels

Rimon, Cohen and Co.

Eran@rcspr.co.il

+972-52-440-8020